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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 8, 2011
Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-29643 (Commission File Number)	41-1883639 (IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
(Address of principal executive offices, including zip code)

(952) 215-0660
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On February 8, 2011, we entered into a stock purchase agreement with Concept Development Partners LLC ("CDP"), a private equity firm, to provide preferred equity financing (the "stock purchase agreement") and a stock repurchase agreement with DHW Leasing, L.L.C. ("DHW"), our major shareholder, to repurchase certain outstanding common equity (the "stock repurchase agreement").

        Under the stock purchase agreement, we agreed to issue 3,000,000 shares of newly issued convertible preferred stock to CDP for $9,000,000. In addition to providing capital for our growth, the financing will fund the repurchase, pursuant to the stock repurchase agreement, of 3,000,000 shares of our outstanding common stock held by DHW for $7,050,000. DHW and its affiliates currently beneficially own approximately 64% of our common stock. DHW is controlled by Donald A. Dunham, Jr., Christine Dunham, and Charles J. Hey, and Mr. Dunham and Mr. Hey are members of our board of directors. Mr. Dunham and his affiliates also hold interests, directly and indirectly, in the leases of 17 of our 26 restaurants. Upon closing, the transactions contemplated by the stock purchase agreement and stock repurchase agreement will result in a change of control of our company.

        Other principal terms and conditions of the stock purchase agreement, the stock repurchase agreement, and the transactions contemplated thereby (collectively, the "transactions") are:

  •
  The Series A convertible preferred stock to be issued to CDP will carry a dividend rate of 9% per annum through December 31, 2013, paid quarterly, one-half of which will be in the form of common stock. Each preferred share will be convertible into two shares of our common stock, equivalent to a conversion price of $1.50 per share, at the holder's option, until a full, automatic conversion on December 31, 2014.

  •
  We will purchase a two-acre site in Troy, Michigan from Dunham Capital Management, L.L.C. ("DCM"), an affiliate of Mr. Dunham, for approximately $2,500,000.

  •
  DCM has agreed to restructuring of certain of our leases under a lease restructuring and option agreement, as described below. In addition, we have agreed that, as a condition to closing, we will seek to achieve permanent rent reductions in the amount of $250,000 per year from other non-DCM affiliated landlords on DCM land leases or on fee-simple restaurants owned by third parties. This reduction would be in addition to the reductions which DCM has agreed to make in the amount of $300,000 per year pursuant to the lease restructuring and option agreement. DCM has agreed to use commercially reasonable efforts to assist us in obtaining such rent reductions.

  •
  The transactions are subject to a "fiduciary out" which allows our company to terminate the stock purchase agreement and enter into a superior proposal, under certain conditions, and pay a termination fee to CDP.

  •
  Following the transactions, Steven J. Wagenheim, our chief executive officer and a founder of our company, will continue as our president and will remain a director of our company. Robert J. Doran will succeed Mr. Wagenheim as our full-time chief executive officer. Dean S. Oakey will be elected our chief concept officer and become a full-time employee. James G. Gilbertson will continue as our chief financial officer and Darius H. Gilanfar will continue as our chief operating officer.

  •
  Upon closing of the transactions, we expect that the number of directors on our board will be increased from seven to eight persons. We expect that four of our incumbent directors will resign and be replaced by five members named by CDP. Fouad Z. Bashour, an intended designee of CDP, will serve as the chairman of our board.

  •
  After the closing of the transactions, we will have a right of first refusal to purchase any of the remaining shares of our common stock held by DHW that DHW wishes to sell.

  •
  Upon the closing of the transactions, we have agreed to pay CDP a cash transaction fee of $485,000 plus its reasonable out-of-pocket expenses. In connection with the transactions, we expect to pay an advisory fee to KeyBanc Capital Markets, the terms of which payment have not been finalized.

  •
  Closing of the transactions is conditioned on, among other conditions, obtaining a $10.0 million third-party credit facility, and approval by our shareholders, including approval from a majority of the outstanding shares and approval from a majority of the non-DHW shares present in person or represented by proxy at our special meeting of shareholders. In addition, we will proceed with the transactions only if both the stock purchase agreement and the stock repurchase agreement and the transactions contemplated thereby are approved by our shareholders.

        The description above is not complete and is qualified in its entirety by the stock purchase agreement, which is attached hereto as Exhibit 10.1, and the stock repurchase agreement, which is attached hereto as Exhibit 10.2, both of which are incorporated by reference herein.

Voting Agreement

        In connection with the transactions, we also entered into a voting agreement with DHW and its affiliates, as well as certain of our directors and executive officers acting as shareholders of our company on February 8, 2011. Pursuant to the voting agreement, these shareholders will vote their shares of our common stock in favor of the stock purchase agreement, the stock repurchase agreement, and the transactions contemplated thereby, as well as a one-time option exchange program we are asking our shareholders to approve. Each shareholder also appointed Joel C. Longtin and Steven J. Wagenheim, or each of them individually, as his, her or its proxies and attorneys-in-fact to vote for such approval at our special meeting of shareholders. The voting agreements terminate upon the earlier of (i) the termination of the stock purchase agreement and stock repurchase agreement or (ii) the closing of the transactions.

        This description is qualified in its entirety by the voting agreement and irrevocable proxy, which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Lease Restructuring and Option Agreement

        Also in connection with the transactions, DCM and GC Rosedale, L.L.C., which are both affiliates of Dunham, entered into a lease restructuring and option agreement with our company on February 8, 2011 pursuant to which DCM has agreed to reduce fixed rents on six of our existing leases by $300,000 per year. The leases are for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee (Toledo), Ohio. DCM and GC Rosedale, L.L.C. also agreed that there would be no additional common area or management charges due on the properties unless they are flow-through payments required under the respective land leases. DCM and GC Rosedale, L.LC. further agreed that to the extent DHW sells additional shares of our common stock or otherwise reduces its loans to banks following closing of the repurchase transaction, the aggregate of rents due on the above specified leases will be decreased ratably by $0.0425 for every dollar of proceeds from DHW's sales of our common stock owned by DHW or, without duplication, for each dollar of principal amount that the DHW loans are decreased. The aggregate amount of such additional reductions resulting from such stock sales may not exceed $297,500 per year.

        This description is qualified in its entirety by the lease restructuring and option agreement, which is attached as Exhibit 10.4 hereto and incorporated by reference herein.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

        The information reported pursuant to Item 1.01 is incorporated by reference in response to this Item 3.02.

        The contemplated issuance will be made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipient of such securities has reviewed material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC, and has had the opportunity to ask questions and obtain additional information.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Changes in Officers Upon Closing

        (b) and (c)    Following the transactions, Steven J. Wagenheim, our chief executive officer and a founder of our company, will continue as our president and founder and will remain a director of our company. Upon the closing of the above-described transactions, Robert J. Doran will succeed Mr. Wagenheim as our full-time chief executive officer and Dean S. Oakey will be elected our chief concept officer and become a full-time employee. James G. Gilbertson will continue as our chief financial officer and Darius H. Gilanfar will continue as our chief operating officer.

        The following information has been supplied by the prospective new executives:

        Robert J. Doran, 64, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010. He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999. Mr. Doran was employed with McDonald's Corporation from January 1967 to March 1999 serving in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald's USA. Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald's of Hawaii. Mr. Doran would bring business consulting, executive leadership and extensive multi location restaurant experience to our board.

        Dean S. Oakey, 53, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2009. From June 1997 to April 2010, Mr. Oakey served as Managing Director of Investment Banking for SMH Capital Corp., an investment banking firm. In this capacity, Mr. Oakey was responsible for business development and management duties, with a focus on the consumer products and services industries. Mr. Oakey has served as a director of People's Liberation Inc., a publicly traded company engaged in marketing and selling high-end casual apparel, since November 2005 and as a director of RT Holdings, LLC, the privately held parent company of Ruby Tequilas Mexican Kitchen, since February 2008.

        Both Mr. Doran and Mr. Oakey are currently serving in a consulting capacity to our company under an engagement agreement between CDP Management Partners, LLC ("CDP Management"), an entity controlled by Messrs. Doran and Oakley, and our company dated January 12, 2011. Under this agreement, CDP Management will act as an operating consultant to our company in connection with planning and executing a management strategy to ensure the growth stability of our company prior to closing of the transactions. The engagement provides for the management services of Messrs. Doran and Oakey for the period of time commencing January 10, 2011 through the date of the shareholder vote on the stock purchase agreement and the transactions thereunder. In connection with its engagement, CDP Management will consult and advise our company management in operating our company, analyzing operating practices, analyzing operating costs, analyzing existing restaurant facilities for upgrades to drive revenue growth, and analyzing and establishing a go-forward development plan for new restaurant growth. For CDP Management's services, we have agreed to pay a fee of $7,500 per week. In addition, we have agreed to reimburse CDP Management for its reasonable third-party out-of-pocket expenses, not to exceed $6,000 per month.

        There are no familial relationships between Mr. Doran, Mr. Oakey, and our executive officers or directors, including the CDP Designees (defined below), of our company. Messrs. Doran and Oakey are control persons of CDP, which will be our major shareholder upon the closing of the transactions, and their appointments are in conjunction with that change in control. Otherwise, there are no transactions in which Mr. Doran or Mr. Oakey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our executive officers is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

        (e)   We have agreed to enter into executive employment agreements with Messrs. Doran and Oakey, to be effective upon the closing of the transactions. These agreements have not yet been negotiated and executed.

        Steven J. Wagenheim, our current president and chief executive officer, has agreed to execute a contingent amendment and restatement of his employment agreement with our company that will become effective upon closing of the transactions. This amended and restated agreement will provide for Mr. Wagenheim's new position as president and founder of our company. It will clarify that the consummation of the transactions does not constitute a "Change in Control" under his employment agreement. It will also specify that Mr. Wagenheim is eligible for annual incentive compensation and would receive $140,000 in annual incentive compensation for 2011 assuming performance at target across each of four applicable performance metrics (sales, income before occupancy, general and administrative expense less stock option expense, and earnings per share less stock option expense and exit costs).

Changes in Directors Upon Closing

        (b) and (d)    Upon closing of the transactions, we expect that the number of directors on our board will be increased from seven to eight persons. It is expected that four of our incumbent directors will resign and be replaced by five members named by CDP. Fouad Z. Bashour will serve as the chairman of our board. Mr. Wagenheim will remain on our board. The other continuing members of our board have not been identified.

        CDP has proposed the following individuals for service on our board upon closing of the transactions: Fouad Z. Bashour, Robert J. Doran, Louis M. Mucci, Michael S. Rawlings, and one additional member to be named (collectively, the "CDP Designees.")

        The following information has been supplied by the CDP Designees:

        Fouad Z. Bashour, 35, is a partner of CIC Partners. Prior to joining CIC Partners in 1999, he was an associate at The Boston Consulting Group, where he advised companies in business strategy and operations. Mr. Bashour currently serves as a director and a compensation committee member of Red Mango, Inc., a privately held company engaged in franchising one of the leading all natural frozen yogurt and smoothie concepts and Schuepbach Energy LLC, a privately held company engaged in international exploration and development of energy reserves. During the last five years, Mr. Bashour has previously served as a director of Bagby Energy Holdings, LP, Triumph Pacific Oil and Gas Company, Buffet Partners, L.P. (doing business as Furr's) and GreenLeaf Auto Recyclers LLC, where he served as co-chairman. Mr. Bashour would bring business strategy consulting, capital market and private equity experience to our board.

        Information regarding Mr. Doran is set forth above under "Changes in Officers Upon Closing."

        Louis M. Mucci, 69, has served as an advisor to the board of directors of Ruby's Tequilas, a restaurant company since June 2007. From February 2007 until June 2009, Mr. Mucci was a senior advisor to SMH Capital Corp., an investment banking group. He held the position of Chief Financial Officer at BJ's Restaurants, Inc. and served on that company's board of directors from May 2002 until September 2005. Mr. Mucci also served as an advisor to the board of directors of BJ's Restaurants until December 31, 2008. He retired from PricewaterhouseCoopers LLP in 2001 after 25 years as a partner with the firm. Mr. Mucci's most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. Mr. Mucci has served on the board of directors of Build-A-Bear Workshop, Inc. since November 2004. Mr. Mucci is also the "audit committee financial expert" at Build-A-Bear Workshop, Inc. Mr. Mucci obtained extensive financial and accounting expertise while serving as a partner of an independent accounting firm. During his tenure as Chief Financial Officer of BJ's Restaurants, Inc., he gained additional financial and accounting expertise in addition to store operations, human resources, workers compensation, insurance, corporate administration, and strategic planning experience. In addition, given his experience with other consumer focused businesses, Mr. Mucci wouold bring valuable insights and perspectives regarding financing and operation to our board.

        Michael S. Rawlings, 56, has been Managing Partner of CIC Partners since 2004. From 1997 to 2003, he was President of Pizza Hut, Inc. Before joining Pizza Hut, he was CEO of DDB Needham Dallas Group (formerly Tracy Locke), the largest marketing communications agency in the Southwest, whose clients have included Frito-Lay, Pepsi, GTE and American Airlines. Mr. Rawlings currently serves as Chairman and Acting CEO of Legends Hospitality Management, LLC, Chairman of River Point Farms and as a director of Adams Produce Company, LLC and Adina for Life, Inc. During the last five years he has served as a former director of Ace Cash Express, Inc., Buffet Partners L.P., Quizno's, Signstorey and Vertis, Inc. Mr. Rawlings serves as the City of Dallas Park and Recreation Board President and formerly served as Dallas's Homeless Czar, a position to which he was appointed by the Mayor of Dallas, and he has also served as Chairman for the Dallas Convention & Visitors Bureau. In addition, he is on the Board of Trustees at Jesuit College Preparatory and has been an active lecturer at many universities, as well as an adjunct professor at Southern Methodist University. Mr. Rawlings would bring restaurant operations and leadership, marketing and communications and private equity experience to our board.

        The CDP Designees have been designated by CDP, which will be our major shareholder upon the closing of the transactions, and its selections are in conjunction with that change in control. Otherwise, there are no transactions in which Messrs. Bashour, Doran, Mucci or Rawlings has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no familial relationships between Messrs. Bashour, Doran, Mucci, or Rawlings and any of our directors or executive officers.

        Our directors serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. As non-employee directors, each of the CDP Designees other than Mr. Doran will receive our standard director compensation, which consists of the following: (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. The chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500. In addition, non-employee directors also receive automatic awards of stock options for the purchase of 5,000 shares of common stock per year on the anniversary of his election to the board under our Amended and Restated Equity Incentive Plan. Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term.

        Decisions about membership on the committees of our board of directors after closing have not yet been made.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits

See "Exhibit Index."

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.
Date: February 14, 2011	By:	/s/ JAMES G. GILBERTSON James G. Gilbertson Chief Financial Officer

 EXHIBIT INDEX

Exhibit 10.1	Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated February 8, 2011.
Exhibit 10.2
Stock Repurchase Agreement by and between DHW Leasing, L.L.C, Donald A. Dunham, Jr., Christine Dunham, Charles T. Hey, Dunham Capital Management, L.L.C., Concept Development Partners LLC and the Registrant, dated February 8, 2011
Exhibit 10.3	Voting Agreement and Irrevocable Proxy between DHW Leasing, LLC, Concept Development Partners LLC, and certain shareholders listed on Schedule A thereto, dated February 8, 2011.
Exhibit 10.4	Lease Restructuring and Option Agreement by and between Dunham Capital Management, L.L.C., GC Rosedale, L.L.C and the Registrant, dated February 8, 2011.
Exhibit 99	Press release dated February 9, 2011.

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
  ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX